Exhibit 1.2

AMENDMENT NO. 1 TO

ATM EQUITY OFFERING SALES AGREEMENT

DATED JULY 5, 2016

among

ACADIA REALTY TRUST,

ACADIA REALTY LIMITED PARTNERSHIP

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS CAPITAL INC.

Wells Fargo Securities, LLC

GOLDMAN SACHS & CO. LLC

Citigroup Global Markets Inc.

Jefferies LLC

Dated as of May 2, 2017

AMENDMENT NO. 1 TO ATM EQUITY OFFERING SALES AGREEMENT

AMENDMENT NO. 1, dated as of the 2nd day of May, 2017 (the “Amendment No. 1”), by and among Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), Acadia Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Jefferies LLC, as sales agent and/or principal (together, the “Agents”), to that certain ATM Equity Offering Sales Agreement, dated July 5, 2016 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the Company, the Partnership and the Agents wish to amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein and for certain other administrative matters, with effect on and after May 2, 2017 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.             Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2.             Representation and Warranty.

(a)                Each of the Company and the Partnership, jointly and severally, represent and warrant to the Agents that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Partnership.

Section 3.             Amendment of the Agreement.

(a)                On and after the Effective Date, the references to “Registration Statement” shall refer to the registration statement on Form S-3 (File No. 333-217594) filed by the Company with the Commission on May 2, 2017, that became effective upon such filing in accordance with Rule 462(e) of the Securities Act Regulations, including the exhibits and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

(b)               On and after the Effective Date, the references to: (i) “Base Prospectus” shall refer to the base prospectus dated May 2, 2017 filed as part of the Registration Statement, as amended, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; and (iii) “Prospectus” in the Agreement shall refer to the Base Prospectus and the Prospectus Supplement.

(c)                Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

Section 4.             Parties. Notwithstanding anything to the contrary contained in Section 14 of the Agreement, the parties hereto agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company or the Partnership, assign its rights and obligations under the Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the Effective Date.

Section 5.             Governing Law. THIS AMENDMENT NO. 1, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 6.             Entire Agreement. This Amendment No. 1 and the Agreement as further amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 7.             Execution in Counterparts. This Amendment No. 1 may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission. This Amendment No. 1 shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Company and the Partnership in accordance with its terms.

Very truly yours,

ACADIA REALTY TRUST

By:	/s/ Jason Blacksberg
	Name: Title:	Jason Blacksberg Senior Vice President and General Counsel

ACADIA REALTY LIMITED PARTNERSHIP

By:	ACADIA REALTY TRUST
Its sole general partner

By:	/s/ Jason Blacksberg
	Name:	Jason Blacksberg
	Title:	Senior Vice President and General Counsel

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED		BARCLAYS CAPITAL INC.

BY:	/s/ William Conkling	BY:	/s/ Victoria Hale
	Name: William Conkling		Name: Victoria Hale
	Title: Managing Director Investment Banking		Title: Vice President

WELLS FARGO SECURITIES, LLC		GOLDMAN SACHS & CO. LLC

BY:	/s/ Elizabeth Alvarez	BY:	/s/ Daniel Young
	Name: Elizabeth Alvarez		Name: Daniel Young
	Title: Managing Director		Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.		JEFFERIES LLC

BY:	/s/ Ayan Raichaudhuri	BY:	/s/ John Ockerbloom
	Name: Ayan Raichaudhuri		Name: John Ockerbloom
	Title: Director		Title: Managing Director